Exhibit 99.1

For additional information, contact:
Joseph Stegmayer
Chairman and CEO
Phone: 602-256-6263
joes@cavco.com
On the Internet:
www.cavco.com

FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL FOURTH QUARTER AND YEAR END RESULTS
PHOENIX — (May 14, 2009) — Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the fourth quarter and fiscal year ended March 31, 2009.
Net sales for the fourth quarter of fiscal 2009 totaled $14,730,000, down 57% from $34,204,000 for the fourth quarter of fiscal year 2008.
Net loss for the fiscal 2009 fourth quarter was $1,023,000 compared to net income of $1,303,000 reported in the same quarter one year ago. Net loss per share based on basic and diluted weighted average shares outstanding was $0.16 versus basic and diluted net income per share of $0.20 last year.
For the fiscal year ended March 31, 2009, net sales decreased 26% to $105,362,000 from $141,914,000 for fiscal year 2008, and net income declined 93% to $458,000 from $6,312,000 last year. For fiscal 2009, net income per share based on basic and diluted weighted average shares outstanding was $0.07 versus net income per share of $0.98 and $0.95, respectively for the prior year period.
Commenting on the quarter, Joseph Stegmayer, Chairman, President and Chief Executive Officer, said, “Cavco’s reported fourth quarter results from operations reflect the realities of a marketplace that is financing constrained, highly competitive, and populated by consumers wary of the economic outlook and reluctant to make buying decisions. We remain confident, however, in our ability to meet the unprecedented challenges we face. While current operating performance is disappointing, Cavco’s financial strength and liquidity provide us the flexibility to consider a variety of growth opportunities and to implement strategies that position our company to weather the storm and to emerge from these times as an even stronger participant in the factory built housing industry.”
Cavco’s senior management will hold a conference call to review these results tomorrow, May 15, 2009, at 12:00 noon (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.opencompany.info. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The Company is also a leading producer of park model homes and vacation cabins in the United States.

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials and unfavorable zoning ordinances; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2008 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	March 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$70,557	$73,610
Short-term investments	4,464	—
Restricted cash	244	330
Accounts receivable	6,234	10,093
Inventories	9,333	11,293
Prepaid expenses and other current assets	4,160	1,839
Deferred income taxes	3,434	4,033

Total current assets	98,426	101,198

Property, plant and equipment, at cost:
Land	6,580	6,050
Buildings and improvements	7,355	7,290
Machinery and equipment	8,203	7,979

	22,138	21,319
Accumulated depreciation	(9,279)	(8,613)

	12,859	12,706

Goodwill	67,346	67,346

Total assets	$178,631	$181,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$739	$2,147
Accrued liabilities	13,753	18,005

Total current liabilities	14,492	20,152

Deferred income taxes	16,099	14,747

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,506,843 and 6,452,415 shares, respectively	65	65
Additional paid-in capital	126,045	124,814
Retained earnings	21,930	21,472

Total stockholders’ equity	148,040	146,351

Total liabilities and stockholders’ equity	$178,631	$181,250

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2009	2008	2009	2008

Net sales	$14,730	$34,204	$105,362	$141,914
Cost of sales	14,501	29,404	94,591	121,538

Gross profit	229	4,800	10,771	20,376
Selling, general and administrative expenses	2,108	3,373	11,213	13,825

(Loss) income from operations	(1,879)	1,427	(442)	6,551
Interest income	34	467	764	2,539

(Loss) income before income taxes	(1,845)	1,894	322	9,090
Income tax benefit (expense)	822	(591)	136	(2,778)

Net (loss) income	$(1,023)	$1,303	$458	$6,312

Net (loss) income per share:
Basic	$(0.16)	$0.20	$0.07	$0.98

Diluted	$(0.16)	$0.20	$0.07	$0.95

Weighted average shares outstanding:
Basic	6,506,843	6,452,415	6,487,665	6,427,264

Diluted	6,506,843	6,674,902	6,692,932	6,664,111

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CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA — CONTINUING OPERATIONS
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2009	2008	2009	2008
Net sales
Manufacturing	$13,414	$32,879	$101,373	$134,301
Retail	2,035	2,328	8,807	12,429
Less: Intercompany	(719)	(1,003)	(4,818)	(4,816)

Net sales	$14,730	$34,204	$105,362	$141,914

Floors sold — manufacturing	556	1,316	3,917	5,104

Average sales price per floor — manufacturing	$24,126	$24,984	$25,880	$26,313

Homes sold — manufacturing	393	876	2,603	3,301

Average sales price per home — manufacturing	$34,132	$37,533	$38,945	$40,685

Homes sold — retail	25	27	117	158

Capital expenditures	$76	$74	$986	$689

Depreciation	$194	$200	$817	$785

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